UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
     On September 27, 2007, PowerSecure International, Inc., a Delaware corporation (the “Company”), announced that it has launched EfficientLights, LLC, a Delaware limited liability company (“EfficientLights”), as a new subsidiary that will design and manufacture lighting solutions, including initially solutions specifically aimed at substantially reducing the energy consumed in lighting grocery stores.
     PowerSecure, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, owns two-thirds of the membership interest in, and controls the management of, EfficientLights. The initial developer of the start-up lighting business owns the remaining one-third membership interest in EfficientLights, which membership interest was issued to the developer in exchange for all the developer’s right, title and interest in and to the new lighting business. The Company has the right, at any time, to purchase the remaining one-third membership interest in EfficientLights in exchange for 1,000,000 shares of the Company’s Common Stock, par value $.01 per share.
     A copy of the Company’s press release announcing the Company’s launch of EfficientLights is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01   Financial Statements and Exhibits.
     (d)  Exhibits

99.1	Press Release of PowerSecure International, Inc., issued September 27, 2007, announcing the launch of EfficientLights

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: September 27, 2007

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